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                                                                    EXHIBIT 4(A)

                        NARRATIVE DESCRIPTION OF FORM OF
                       MPW INDUSTRIAL SERVICES GROUP, INC.
                         COMMON STOCK SHARE CERTIFICATE

         Decorative engraving covers approximately 3" from the entire left edge of the share certificate (the "Certificate"). Centered in the top third of the engraved box is a smaller box with the word "NUMBER" on the top edge of the smaller box.

         Centered in the top of the Certificate is the logo of MPW Industrial Services Group, Inc. (the "Company"). Below the Company logo is the text "MPW INDUSTRIAL SERVICES GROUP, INC." To the left of the Company logo in the upper left corner of the Certificate is the text "COMMON STOCK" and "WITHOUT PAR VALUE." Approximately 1/4" below this text is the text "This certificate is transferable in Cleveland, Ohio" and approximately 1/4" below this text is the text "Incorporated under the laws of the State of Ohio."

         To the right of the Company logo in the upper right corner of the Certificate is a rectangular shaded box (approximately 3/4" x 1 1/2") with the word "SHARES" on the top edge of the box. Approximately 1/2" below this box is the text "CUSIP 553444 10 0" and in small capital letters "SEE REVERSE FOR CERTAIN DEFINITIONS."

         Centered in the middle of the Certificate is a larger shaded box (approximately 2 1/4" x 8 1/2") and the text "THIS CERTIFIES THAT" in the top left hand corner of the shaded box and the text "IS THE OWNER OF" in the bottom left hand corner of the shaded box.

         Below the large shaded box is the following text:

fully paid and non-assessable common shares, without par value, of MPW Industrial Services Group, Inc. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrant.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its authorized officers.

Dated:  [blank]

                       CHAIRMAN AND                        VICE PRESIDENT,
                       CHIEF EXECUTIVE OFFICER             CHIEF FINANCIAL
                                                           OFFICER AND SECRETARY


         On the lower left hand side of the Certificate in small capital letters the following words appear: "Countersigned and Registered," "National City Bank (Cleveland, Ohio)" "Transfer Agent and Registrar" and "Authorized Signature."